SECOND AMENDMENT TO FACILITIES USE AGREEMENT

This Second Amendment to Facilities Use Agreement (the “Second Amendment”) is made and entered into effective as of the 31st day of December 2014 by and among Aquila Family Ventures LLC (the “Jackson Owner”), Chaparral Lane Investment, LLC (the “Roanoke Owner”) and Solera Holdings, Inc. (the “Company”).

WITNESSETH

WHEREAS, Jackson Owner and the Company have previously entered into that certain Facilities Use Agreement, dated as of February 12, 2013 (the “Original Agreement”); and

WHEREAS, Jackson Owner, Roanoke Owner and the Company have previously entered into that certain Amendment to Facilities Use Agreement, dated as of December 26, 2013 (the “First Amendment” and, together with the Original Agreement, the “Agreement”); and

WHEREAS Jackson Owner, Roanoke Owner and the Company desire to further amend the Agreement (i) to revise the Fee (as defined in the Agreement) paid under the Agreement in exchange for the Company’s right to use the Jackson Premises and (ii) otherwise as set forth herein; and

NOW THEREFORE, the Company, Jackson Owner and Roanoke Owner, each in consideration of the covenants and agreements of the other and intending to be legally bound, agree as follows:

I.	Amendments

1.	Section 3 (Use Fees) shall be amended and restated as follows:

Use Fees.

(1)
During the Term of this Agreement, the Company shall pay to Jackson Owner for use of the Jackson Premises a non-refundable annual use fee in the amount of Two Hundred Seven Two Thousand Two Hundred Fifty Dollars ($272,250.00) (the “Fee”). The Fee shall be paid by the Company in four quarterly payments of Sixty-Eight Thousand Sixty-Two Dollars and Fifty Cents ($68,062.50) due on the first day of January, April, July and October during the Term, without setoff or deduction, at Jackson Owner’s address as set forth in Paragraph 16. In the event any installment of the Fee has not been paid within thirty (30) calendar days following the due date, the late Fee shall accrue interest at the lesser of (i) one percent (1%) per month and (ii) the maximum interest rate permitted by law. The Company shall not pay to Roanoke Owner any fee for the use of the Roanoke Premises.

(2)
On or before December 31 of each calendar year of this Agreement (including, by way of clarification, calendar year 2014), if the Company has utilized the Jackson Premises in such calendar year for a number of days in excess of the assumed number of days of Company usage that was utilized to calculate the Fee for such calendar year, the Company shall make an additional payment to Jackson Owner equal to:

(i)	The difference between (a) the actual number of days for which the Company utilized the Jackson Premises in such calendar year, minus
(b) the assumed number of days of Company usage that was utilized to calculate the Fee for such calendar year, multiplied by

(ii)	the daily operating cost of the Jackson Premises for such calendar year (as previously approved by the Nominating and Corporate Governance Committee of the Company).

2.	Section 16 (Notices) shall be amended and restated as follows:

Notices.

Any notice, communication, request, reply, consent, advice or disclosure notice (“Notice”) required or permitted to be given or made by any party to another in connection with this Agreement must be in writing and may be given or served by (i) depositing such Notice in the United States mail, postage prepaid and registered or certified with return receipt requested, (ii) hand delivering such Notice, (iii) sending such Notice by an express air mail courier service for next business day delivery, or (iv) facsimile or electronic means, the receipt of which is confirmed in writing by the named recipient. Notice deposited in the mail in the manner described above shall be effective 72 hours after such deposit, and Notice hand delivered in person or delivered by facsimile, electronic means or express courier service shall be effective at the time of delivery. For purposes of delivering any Notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

(a) If to the Company:
Solera Holdings, Inc.
Attn: General Counsel
7 Village Circle, Suite 100
Westlake, Texas 76262
Fax: (734) 997-3751

(b) If to Jackson Owner:
Aquila Family Ventures LLC
[contact details on file]

Attention: Tony Aquila

(b) If to Roanoke Owner:
Chaparral Lane Investment, LLC
[contact details on file]

Attention: Tony Aquila

II.	Additional Provisions

1.	No Other Amendment. Except as modified by this Amendment, the Agreement and the Indemnification Agreement shall remain in full force and effect in all respects without any modification.

2.
Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and together shall constitute one and the same agreement.

3.	Governing Law. This Amendment and the rights and obligations provided hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

4.	Facsimile Signature. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, Owner and the Company have executed this Amendment effective as of the day and year first above written.

JACKSON OWNER:	THE COMPANY:
Aquila Family Ventures LLC                 Solera Holdings, Inc.

/s/ Tony Aquila                        /s/ Jason Brady
Tony Aquila    Jason Brady
Managing Member    Senior Vice President and
General Counsel

ROANOKE OWNER:
Chaparral Lane Investment, LLC

/s/ Tony Aquila
Tony Aquila
Manager

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